Exhibit 99.1

Dan Plants, Investor and Veteran Advisor to Public Companies,

Joins Calix Board of Directors

PETALUMA, CA – March 14, 2018 – Calix, Inc. (NYSE: CALX), today announced the addition of veteran investor J. Daniel Plants to the company’s Board of Directors. Mr. Plants brings a wealth of experience as a successful investor, director and advisor to many public companies. Mr. Plants’ investment firm, Voce Capital Management LLC, is a value-oriented, employee-owned investment advisor and is currently the owner of more than 1 million shares of Calix common stock. As a long-term, value-focused investor, Mr. Plants has worked alongside his portfolio companies as they transformed their business models and generated value for stockholders.

“We have recently highlighted the significant transformations that we are driving across Calix to become an all platform company. Bringing a seasoned investor onto the board will help us ensure that all of our constituents benefit from the value we create through this transformation,” said Don Listwin, Calix Chairman. “Dan’s broad experience and knowledge of the technology landscape complements our already diverse, world class board.”

Prior to founding Voce in 2011, Mr. Plants’ two decades of experience featured leadership roles from Wall Street to Sand Hill Road, including executive positions in the mergers and acquisitions groups at Goldman, Sachs & Co. and JPMorgan. Mr. Plants has led dozens of successful M&A transactions and helped raise more than $20 billion in public and private capital for companies across a broad range of industries and market capitalizations. Mr. Plants is an expert in corporate governance, having begun his career as a securities attorney at Sullivan & Cromwell and is a member of the National Association of Corporate Directors. He is currently the Chairman of the Board of Cutera, Inc. (Nasdaq: CUTR).

“Voce has been a long-term investor in Calix and we greatly admire what Carl and the team have built. The metamorphosis of Calix reflects the tectonic industry shifts which they correctly anticipated. Through its software platform strategy, Calix is well positioned to increasingly drive and shape this industry transformation,” said Mr. Plants. “We expect Calix’s strategic shift to coincide with a financial pivot as well. As Calix approaches its target business model it will realize efficiencies that will yield operating leverage and sustainable profitability. The opportunity in front of Calix is extraordinary, and I am delighted to join the Board at this critical inflection point for the Company. I look forward to working with my fellow Board members to create value for all Calix stockholders.”

Mr. Plants will leverage his experience working with technology companies across diverse market segments to help the Calix leadership team realize the full potential of its software platforms.

“The unique platform technology embodied in Calix Cloud, EXOS and AXOS have begun to create enormous value for our customers while enabling Calix to pursue an entirely new business model. I am excited to have Dan join our board to help us translate the execution of our strategy into value for our stockholders as well,” said Carl Russo, Calix president and CEO.

About Calix

Calix, Inc. (NYSE: CALX) – Innovative communications service providers rely on Calix platforms to help them master and monetize the complex infrastructure between their subscribers and the cloud. Calix is the leading global provider of the cloud and software platforms, systems and services required to deliver the unified access network and smart premises of tomorrow. Our platforms and services help our customers build next generation networks by embracing a DevOps operating model, optimize the subscriber experience by leveraging big data analytics and turn the complexity of the smart home and business into new revenue streams.

This press release may contain forward-looking statements that are based upon management’s current expectations and are inherently uncertain. Forward-looking statements are based upon information available to us as of the date of this release, and we assume no obligation to revise or update any such forward-looking statement to reflect any event or circumstance after the date of this release, except as required by law. Actual results and the timing of events could differ materially from current expectations based on risks and uncertainties affecting Calix’s business. The reader is cautioned not to rely on the forward-looking statements contained in this press release. Additional information on potential factors that could affect Calix’s results and other risks and uncertainties are detailed in its quarterly reports on Form 10-Q and Annual Report on Form 10-K filed with the SEC and available at www.sec.gov.

Investor Inquiries:

Thomas J. Dinges, CFA

408-474-0080

Tom.Dinges@calix.com